                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                               MAZEL STORES, INC.
             (Exact name of registrant as specified in its charter)

            OHIO                                              34-1830097
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                             identification no.)

                                31000 Aurora Road
                                Solon, Ohio 44139
                    (Address of principal executive offices)

                               MAZEL STORES, INC.
                             1996 STOCK OPTION PLAN
                            (Full title of the plan)

                             -----------------------

                   Reuven D. Dessler, Chief Executive Officer
                               Mazel Stores, Inc.
                                31000 Aurora Road
                                Solon, Ohio 44139
                                 (216) 248-5200
          (Name, address, and telephone number, including area code, of agent for service)

                             -----------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------
                                                          Proposed             Proposed
           Title of                                        maximum              maximum
          securities                Amount                offering             aggregate              Amount of
             to be                   to be                price per            offering             registration
          registered              registered                share                price                   fee
----------------------------------------------------------------------------------------------------------------
         Common Shares           900,000 shs.             $19.50(1)         $17,550,000(1)          $5,318.18(1)
         without par value
----------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.



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                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof: (a) the Registrant's Annual Report on Form 10-K for the year ended January 25, 1997; (b) all reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in subsection (a) above; and (c) a description of the Registrant's Common Shares set forth in the Registrant's Registration Statement on Form 8-A filed with the Commission under the Securities Act.

               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.        DESCRIPTION OF SECURITIES

               Not applicable

Item 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

               Marc H. Morgenstern, a principal of Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A., is the Secretary of the Registrant. Moreover, various attorneys in the firm directly or indirectly own shares of Common Stock.

Item 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Under certain circumstances provided in Article V of the Registrant's Code of Regulations and Subject to Section 1701.13 of the Ohio General Corporation Law (which sets forth the conditions and limitations governing indemnification of officers, directors and other persons), the Registrant will indemnify any director or officer or any former director or officer of the Registrant against losses, damages or liabilities reasonably incurred by such director or officer by reason of the fact that he or she is or was a director or officer in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative. The Registrant maintains liability insurance for all of its directors and officers. This insurance also insures the Registrant against amounts payable to indemnify directors and officers, subject to policy limits and retention amounts.


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



               Under the Ohio General Corporation Law, a director's liability to the Company or its shareholders for damages is limited to those situations where it is proved by clear and convincing evidence that the director's action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Registrant or undertaken with reckless disregard for the best interests of the Registrant, and those situations involving unlawful loan, asset distributions, dividend payments or share repurchases. As a result, shareholders may be unable to recover monetary damages against directors for actions which constitute gross negligence or which are in violation of their fiduciary duties, although it may be possible to obtain injunctive or other equitable relief with respect to such actions.

Item 7.        EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable

Item 8.        EXHIBITS

               The Exhibits to the Registration Statement are listed in the
Exhibit Index on page 6 of this Registration Statement.

Item 9.        UNDERTAKINGS

               (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.


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



                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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



                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 29th day of July, 1997.

                         MAZEL STORES, INC.

                         By:   /s/ Susan Atkinson
                            ------------------------
                               Susan Atkinson, Senior Vice President, Chief
                               Financial Officer and Treasurer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 29th day of July, 1997 by the following persons in the capacities indicated.

                Reuven Dessler, Chairman and Chief Executive Officer

                Brady J. Churches, President and Director

                Jacob Koval, Executive Vice President-Wholesale and Director

                Jerry D. Sommers, Executive Vice President-Retail and Director

                Susan Atkinson, Senior Vice President, Chief Financial Officer and Treasurer

                Ned L. Sherwood, Director

                Robert Horne, Director

                Charles G. Bilezikian, Director

                Phillip Cohen, Director

               The undersigned, by signing her name hereto, executes this Registration Statement on Form S-8 pursuant to Powers of Attorney executed by the above-named Officers and Directors of the Registrant and which are being filed herewith with the Securities and Exchange Commission on behalf of such officers and directors.

By:  /s/ Susan Atkinson
   ----------------------------------
     Susan Atkinson, Attorney-in-fact
     Date: July 29, 1997


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                               MAZEL STORES, INC.

                                INDEX TO EXHIBITS

Exhibit      Description
-------      -----------

5.1 Opinion of Kahn, Kleinman, Yanowitz & Arnson, Co., L.P.A., as to the legality of Common Shares being registered

23.1     Consent of Kahn, Kleinman, Yanowitz & Arnson, Co., L.P.A. (included in
         Exhibit 5.1)

23.2     Consent of KPMG Peat Marwick LLP

24.1     Powers of Attorney of Directors and Officers




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